                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 1997


Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

     1. Statement of Cash Available for Distribution for the three months ended June 30, 1997:

          Net income                                                                        $     212,000
          Add:    Depreciation and amortization charges to income not
                  affecting cash available for distribution                                        25,000
                  Minimum lease payments received, net of interest
                  income earned, on leases accounted for under the
                  financing method                                                                 76,000

          Less:   Mortgage principal payments                                                     (70,000)
                  Other non-cash income                                                            (3,000)
                  Cash to reserves                                                               (106,000)
                                                                                            -------------

                  Cash Available for Distribution                                           $     134,000
                                                                                            =============
                  Distributions allocated to General Partners                               $          --
                                                                                            =============
                  Distributions allocated to Limited Partners                               $     134,000
                                                                                            =============

     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1997:

          Entity Receiving                       Form of
          Compensation                       Compensation                Amount
          ------------                       ------------                ------

          Winthrop Management              Property Management Fees      $6,000

          WFC Realty Co., Inc.
          (Initial Limited Partner)        Interest in Cash Available
                                           for Distribution              $   67


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